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                    Daimler-Benz Auto Grantor Trust 1997-A
                           Monthly Servicing Report
                  Servicer: Mercedes-Benz Credit Corporation
                           Trustee: Citibank, N.A.


Collection Period: February 2000
Distribution Date: 3/20/2000


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                Per $1,000 of Original
                                                                                                     Class A/Class B
                                                                                                    Certificate Amount
                                                                                                  ----------------------
     (i)   Principal Distribution
               Class A Amount                                                    $10,352,917.55        $15.757400
               Class B Amount                                                       $487,833.83        $15.757400

    (ii)   Interest Distribution
               Class A Amount                                                       $745,624.84         $1.134860
               Class B Amount                                                        $35,134.16         $1.134860

   (iii)   Monthly Servicing Fee                                                    $129,051.07         $0.187580
               Monthly Supplemental Servicing Fee                                         $0.00         $0.000000
               Class A Percentage of the Servicing Fee                              $123,243.77         $0.187580
               Class A Percentage of the Supplemental Servicing Fee                       $0.00         $0.000000
               Class B Percentage of the Servicing Fee                                $5,807.30         $0.187580
               Class B Percentage of the Supplemental Servicing Fee                       $0.00

    (iv)   Class A Principal Balance (end of Collection Period)                 $137,539,611.88
           Class A Pool Factor (end of Collection Period)                             20.933874%
           Class B Principal Balance (end of Collection Period)                   $6,480,924.32
           Class B Pool Factor (end of Collection Period)                             20.933874%

     (v)   Pool Balance (end of Collection Period)                              $144,020,536.20

    (vi)   Class A Interest Carryover Shortfall                                           $0.00
           Class A Principal Carryover Shortfall                                          $0.00
           Class B Interest Carryover Shortfall                                           $0.00
           Class B Principal Carryover Shortfall                                          $0.00

   (vii)   Amount Otherwise Distributable to the Seller that is
             Distributed to Either the Class A or Class B Certificateholders              $0.00         $0.000000


  (viii)   Balance of the Reserve Fund Property (end of Collection Period)
               Class A Amount                                                     $6,879,784.34
               Class B Amount                                                             $0.00

    (ix)   Aggregate Purchase Amount of Receivables repurchased by the
             Seller or the Servicer                                                       $0.00
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